UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 15, 2006, Celsion Corporation (the “Registrant”) received a letter from the American Stock Exchange (“Amex”) notifying it that based on the Registrant’s Form 10-Q for the period ended March 31, 2006, the Registrant is not in compliance with the continued listing standards set forth in the AMEX Company Guide in that its shareholder’ equity is less than $4,000,000 and it had losses from continuing operations and/or net losses in three of its four most recent fiscal years (Section 1003(a)(ii)) and its shareholders’ equity is less than $6,000,000 and it had losses from continuing operations and/or net losses in its five most recent fiscal years (Section 1003(a)(iii)).

At the invitation of AMEX, the Registrant intends to submit a plan by July 17, 2006 advising AMEX of action it has taken, or will take, to bring it in compliance with the above continued listing standards within a maximum of 18 months from June 14, 2006. If the Registrant does not submit a plan, or submits a plan that is not accepted, the Registrant may be subject to delisting proceedings. Additionally, if a plan is accepted but the Registrant is not in compliance with the continued listing standards or does not make progress consistent with such plan during the plan period, AMEX may initiate delisting proceedings.

A copy of the press release relating to the notification described above is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of the Registrant, dated June 21, 2006

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: June 21, 2006	By:	/s/ Anthony P. Deasey
Anthony P. Deasey Executive Vice President, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Registrant, dated June 21, 2006